TITAN TRADING ANALYTICS INC.

                               SCHEDULE A

                           FINANCIAL INFORMATION

                          PERIOD ENDED JULY 31,1998

                   PREPARED BY MANAGEMENT WITHOUT AUDIT

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                      TITAN TRADING ANALYTICS INC.
          (Incorporated under the laws of British Columbia)

                  CONSOLIDATED INTERIM BALANCE SHEET

                              JULY 31, 1998

                               ASSETS

Current Assets                         1998                   1997

Cash and short-term investments   $ 1,504,057           $ 1,635,565
Accounts receivable                     7,910                     0
Prepaid expenses                        1,492                12,888
                                  -----------           -----------
                                    1,513,459             1,648,453

Software and systems development
(net)                                 294,267               199,332

Capital assets (net)                   38,530                47,510
                                  -----------           -----------
                                  $ 1,846,256           $ 1,895,295
                                  -----------           -----------

                               LIABILITIES

Current Liabilities
   Accounts payable and
   accrued liabilities             $   57,966            $    6,477
                                  -----------           -----------

                            SHAREHOLDERS' EQUITY

Share capital                     $ 2,802,962          $ 2,671,712

Deficit                            (1,014,672)            (782,894)
                                  -----------          -----------
                                  $ 1,846,256           $ 1,895,295
                                  -----------          -----------

Approved by the Directors

/S/ Michael Paauwe  Director

/S/ Michael Gossland  Director


                  PREPARED BY MANAGEMENT WITHOUT AUDIT

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                         TITAN TRADING ANALYTICS INC.

             CONSOLIDATED INTERIM STATEMENT OF OPERATIONS AND
DEFICIT

               FOR THE PERIOD FROM NOVEMBER 1, 1997 TO JULY 31,1998

Revenue
                                          1998                1997

         Software Sales               $ 41,106            $ 19,788
         Interest and Other Income      56,633              41,351
                                      --------            --------
                                      $ 97,739            $ 61,139
                                      --------            --------

Expenses

        Advertising, marketing
        and promotion                   70,198              16,441
        Amortization                    56,737              35,782
        Bank charges                     1,853               1,160
        Capital tax                      6,157               4,850
        Directors' fees                  5,000                   0
        Demonstration and testing        1,440              43,069
        Investor relations              48,344                   0
        Management fees                 48,960              34,591
        Office                           8,023               9,496
        Professional fees               13,599               8,751
        Research & development           3,516                   0
        Regulatory fees                  7,066               8,762
        Rent                             3,588               4,513
        Salaries and benefits           48,033              35,197
        Telephone                        2,855               3,562
        Travel                          19,046              12,095
                                      --------             -------
                                       344,415             218,269
                                      --------             -------
        Net loss for the period     $ (246,676)         $ (157,130)

        Deficit beginning of period   (767,996)           (625,764)
                                      --------             -------
        Deficit end of period      $(1,014,672)         $ (782,894)
                                      --------             -------

                    PREPARED BY MANAGEMENT WITHOUT AUDIT
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                        TITAN TRADING ANALYTICS INC.

          CONSOLIDATED INTERIM STATEMENT OF CHANGES IN FINANCIAL
POSITION FOR THE PERIOD FROM NOVEMBER 1, 1997 TO JULY 31,1998


                                   1998                  1997

Cash from operating activities
     Net loss for the period     $ (246,676)           $ (157,130)
     Item not involving cash
           Amortization              56,737                35,782
                                 ----------            ----------
                                   (189,939)             (121,348)

     Net change in non-cash working
            capital balances         53,759               (17,174)
                                 ----------            ----------
                                   (136,180)             (138,522)
                                 ----------            ----------
Cash used in investing activities  (158,543)             (118,902)
                                 ----------            ----------

Cash from financing activities
     Share subscriptions received and
     issuance of Common Shares      131,250               302,400
                                 ----------            ----------
Increase (decrease) in cash
     during the period             (163,473)               44,976

Cash and short-term investments,
     beginning of the period      1,667,530             1,590,589
                                 ----------            ----------

Cash and short-term investments,
     end of period               $1,504,057             1,635,565
                                 ----------            ----------

                     PREPARED BY MANAGEMENT WITHOUT AUDIT

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                      TITAN TRADING ANALYTICS INC.

                              SCHEDULE B

                      SUPPLEMENTARY INFORMATION

                      PERIOD ENDED JULY 31,1998

                     TITAN TRADING ANALYTICS INC.
          Form 61 - Schedule B - Supplementary Information
              For the Third Quarter ended July 31, 1998

1.  For the current year to date:

      Expenditures to parties not dealing at arm's length:

      Management Fees of $208,418 as follows:
      Management contracts:
         1. Michael B. Paauwe & Associates - $105,668
         2. Michael Gossland & Associates -  S102,750

      These amounts, which include management bonuses, are included in management fees, as well as in capitalized amounts of software and systems during the period, reflected under capital expenditures and subject to amortization.

      Outside Directors' Fees:  1. Paul Shatzko  -  $2,500
                                2. Robert Shatzko - $2,500

2.  Securities issued for the quarter under review: NONE

3.  As at end of quarter:

    a) Authorized share capital         100,000,000 common shares
       Issued share capital               8,857,001 common shares

       Reserved for future issuance         830,000 common shares
       Fully diluted                      9,687,001 common shares

    b) Summary of options and warrants

    1) Options granted February 1, 1997

    Name          No. of Shares      Per Shares         Expiry Date
    ----          -------------      ----------         -----------
Michael B. Paauwe    195,000            $.90              July 2001
Michael Gossland     195,000            $.90              July 2001
Paul Shatzko         240,000            $.90              July 2001
Robert Shatzko       100,000            $.90              July 2001
John Austin           75,000            $.90              July 2001
Jennifer Gee          25,000            $.90              July 2001
                     -------
                     830,000

    c)  Escrow shares -
        TTN Escrow Capital Corp.         3,000,000 common shares

    d)  Directors: Michael Paauwe
                   Michael Gossland
                   Paul Shatzko
                   Robert Shatzko